UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EQUINOX FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 7, 2015

EQUINOX FUNDS TRUST

Amendment No. 1 to the Proxy Statement dated December 19, 2014

Explanatory Note

This Amendment No. 1 to Schedule 14A is being filed to amend the definitive proxy statement of Equinox Funds Trust (the “Trust”) dated December 19, 2014 (the “Proxy Statement”). This Amendment corrects information regarding the assets under management of Equinox Institutional Asset Management, LP as of September 30, 2014 and makes no other changes to the Proxy Statement.

Change to Proxy Statement

In the section of the Proxy Statement, “Information About Equinox,” the fourth sentence of the first paragraph is hereby deleted and replaced in its entirety with the following:

“As of September 30, 2014, Equinox had approximately $7.5 million in assets under management.”